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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Industrial Holdings, Inc. Registration Statements No.'s 33-68354, 333-27827, and 333-62653, each on Form S-8, and the use in Form 10-K for the fiscal year ended December 31, 1999 of our report dated September 19, 1997 relating to the financial statements of GHX, Incorporated and Subsidiary for the period from January 1, 1997 through June 30, 1997; our report dated March 5, 1999 relating to the financial statements AWR Acquisitions, L.C. for the year ended December 31, 1998; and our report dated March 5, 1999 relating to the financial statements Blastco Services Company, Inc. for the year ended December 31, 1997, respectively. We also consent to the reference to us under the caption "Experts" in the aforementioned filings.



Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas


April 16, 2001





















                                        EX-44